EXHIBIT 99.1
AGREEMENT OF REPORTING PERSONS

Each of the undersigned hereby agrees to file jointly this Schedule to which this Agreement is attached and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934.  It is understood and agreed that each of the parties hereto is responsible for the timely filing of this Schedule and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness and accuracy of information concerning any other party unless such party knows or has reason to believe such information is inaccurate.  It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to this Schedule, and any amendments thereto, filed on behalf of each of the parties hereto.

Dated: September 20, 2013

BASSWOOD CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Matthew Lindenbaum
	Name:	Matthew Lindenbaum
	Title:	Managing Member

BASSWOOD ENHANCED LONG SHORT FUND, LP

By: Basswood Enhanced Long Short GP, LLC, its General Partner

By:	/s/ Matthew Lindenbaum
	Name:	Matthew Lindenbaum
	Title:	Managing Member

BASSWOOD ENHANCED LONG SHORT GP, LLC

By:	/s/ Matthew Lindenbaum
	Name:	Matthew Lindenbaum
	Title:	Managing Member

/s/ Matthew Lindenbaum
Matthew Lindenbaum, an individual

/s/ Bennett Lindenbaum
Bennett Lindenbaum, an individual